Exhibit 99.1

FOR IMMEDIATE RELEASE

At the Company
Becky Niiya	Jeffrey Goeser
Director, Corporate Communications	Managing Director, Investor Relations
(402) 574-6652	(402) 597-8464
rebecca.niiya@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports First Quarter Fiscal 2020 Results

GAAP Diluted EPS $0.70; Non-GAAP Diluted EPS $0.74(1)

Net New Client Assets of $29B

Average Client Trades per Day of 1 Million

Client Experience Remains No. 1 Priority

OMAHA, Neb., January 21, 2020 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the first quarter of fiscal 2020.

Financial results for the quarter ended Dec. 31, 2019 include the following:(2)

•	Net new client assets of $29 billion, an annualized growth rate of 9 percent

•	Total client assets of $1.4 trillion

•	Record average client trades per day of 1 million

•	Net revenues of $1.3 billion

•	Pre-tax GAAP income of $491 million, or 38 percent of net revenues

•	$0.70 in GAAP earnings per diluted share, on net income of $379 million

•	$0.74 in Non-GAAP earnings per diluted share(1)

Steve Boyle, interim president and chief executive officer, said, “History was made on the first day of our new fiscal year when the cost to trade went to zero for most trades, resulting in a new world in discount brokerage where price no longer clouds the comparison for trades. Trading was very strong in the first quarter averaging 1 million trades per day – for the first time in our history – which helped offset a portion of the revenue impact from zero commissions. We had 38 days eclipsing 1 million trades in the first quarter, compared to 23 days in all of fiscal 2019. The increased trading volume, reflecting more frequent, smaller trades, was driven largely by an uptick in equity trading following our pricing changes, as well as market volatility, geopolitical headline news, and strong retail news heading into the holiday season. Trading is up roughly 40 percent January to-date, averaging 1.4 million trades per day.”

Boyle continued, “New and existing clients rewarded us with increased business and satisfaction scores. With the move to zero commissions, the immediate, positive impact to organic growth by way of new accounts and assets is indicative of the strength of our client value proposition in an ‘all else equal’ marketplace. In the retail channel, attrition slowed following our pricing changes but picked up again after the Schwab acquisition news.

Outflows are in-line with the trends we observed at Scottrade in 2016, which normalized after the first two months following the deal announcement. On the institutional side of our business, new account activity and retention remained strong with only minor impacts to net new assets following the Schwab announcement and no meaningful changes in trends. Institutional net advocate and client experience scores remain strong as advisors continue to value our technology and service. Our National LINC conference next week presents us with a timely opportunity to engage with clients.”

Boyle concluded, “Today, we were named the No. 1 overall broker in the StockBrokers.com 2020 Online Broker Review, with thinkorswim recognized for No. 1 desktop platform and No. 1 trader app. Delivering a best-in-class client experience has been our focus for some time – a badge of honor for our employees who have remained committed to our mission and purpose over what was a very eventful quarter. Now we look ahead at an opportunity to join forces with Schwab, which will pool our complementary resources and expertise to meet our commitment to self-directed investors and independent registered investment advisors. Until the deal closes, which we expect will happen in the second half of 2020, we will continue to operate as separate entities focused on growing and retaining client relationships, retaining key talent, and winning in the marketplace. Required filings are in process, and integration planning teams are being formed. The TD Ameritrade team will be headed by the same leader responsible for our successful integration of Scottrade. Otherwise, it’s business as usual. The competitive environment has intensified post-announcement, as expected, and we remain fully engaged in continuing to deliver a best-in-class client experience as we plan for the future.”

Interim chief financial officer Jon Peterson commented, “We are pleased with our very strong first quarter results, which position us well to deliver profitable growth in fiscal 2020. The revenue impact of moving to zero on commissions was less severe than expected due to record trading. While there was another Federal Reserve interest rate cut, cash balances continued to grow, which partially offset declining net interest margins. We recognized some notable items in the quarter related to fluctuations in the yield curve, executive transition costs, and deal-related professional services spend which adversely impacted earnings per share by 6 cents.”

Peterson concluded, “We have a long history of focusing on what we can control and delivering on our plans in the face of uncertainty. This quarter was no different, and we are confident we will continue to do so. We remain flexible, anticipating our priorities will continue to evolve. We have a regular review process in place to ensure we are managing expenses and delivering on our financial targets. Specific tactics may shift as we move through the year, but our goals remain unchanged.”

$0 commission applies to online U.S. exchange-listed stocks, ETFs, and option trades. $0.65 per options contract fee applies to options trades, with no exercise or assignment fees. A $6.95 commission applies to online trades of over-the-counter (OTC) stocks which includes stocks not listed on a U.S. exchange.

Capital Management

The company paid $168 million in cash dividends its first fiscal quarter, or $0.31 per share.

The company has declared a $0.31 per share quarterly cash dividend, payable on Feb. 19, 2020 to all holders of record of common stock as of Feb. 5, 2020.

In the December quarter, the company paid $143 million in cash to repurchase 3.7 million shares. Per terms of the acquisition agreement with Schwab, the company suspended its stock repurchase program, as is customary.

More information about TD Ameritrade’s upcoming corporate events is available via the company’s Calendar which is located on the “Investor Relations” page of www.amtd.com.

Interested parties should visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date information on corporate financial reports, press releases, SEC filings and events. The company also communicates this information via Twitter, @TDAmeritradePR. Website links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation

TD Ameritrade provides investing services and education to approximately 12 million client accounts totaling approximately $1.4 trillion in assets, and custodial services to more than 7,000 registered investment advisors. We are a leader in U.S. retail trading, executing an average of approximately 1 million trades per day for our clients, more than a quarter of which come from mobile devices. We have a proud history of innovation, dating back to our start in 1975, and today our team of nearly 10,000-strong is committed to carrying it forward. Together, we are leveraging the latest in cutting edge technologies and one-on-one client care to transform lives, and investing, for the better. Learn more by visiting TD Ameritrade’s newsroom at www.amtd.com, or read our stories at Fresh Accounts.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) / SIPC (www.SIPC.org)

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. In particular, we need to introduce new products and services and update or enhance existing products and services to remain competitive. Inability to do so could have adverse effects on our business and results of operations. Other risks, uncertainties and assumptions that could cause our actual results or performance to differ materially from those contained in our forward-looking statements include, but are not limited to: risks related to the pending acquisition of TD Ameritrade by Schwab, including, among others, the risk that expected revenue, expense and other synergies from the transaction may not be fully realized or may take longer to realize than expected, the risk that the parties are unable to successfully implement their integration strategies, the possible failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including stockholder and regulatory approvals, and disruptions to the parties’ businesses as a result of the announcement and pendency of the transaction; economic, social and political conditions and other securities industry risks; interest rate risks; liquidity risks; client and counterparty credit risks; clearing function risks; systemic risk; aggressive competition; information system risks, network security risks; investment advisory services risks; merger and acquisition risks; external service provider risks; employee misconduct risks; LIBOR phase-out risks; new laws, rules, regulations and regulatory guidance affecting our business; net capital requirements; extensive regulation and regulatory uncertainties; and litigation, investigations and proceedings involving our business. We also are subject to other risks, uncertainties and assumptions set forth under Item 1A. – Risk Factors of the Company’s annual report on Form 10-K for the fiscal year ended Sept. 30, 2019 and in other periodic reports of the Company filed with the SEC after that Form 10-K, as well as the risk that our risk management practices may leave us exposed to unidentified or unanticipated risks.

Our forward-looking statements speak only as of the date on which they were made. We undertake no obligation to publicly update or revise such statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 See attached reconciliation of non-GAAP financial measures.

2 Please see the Glossary of Terms, located in the “Investor relations” section of www.amtd.com under the “Earnings” heading for more information on how these metrics are calculated.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

Advisory services are provided by TD Ameritrade Investment Management, LLC (“TD Ameritrade Investment Management”), a registered investment advisor. Brokerage services provided by TD Ameritrade, Inc. TD Ameritrade Investment Management provides discretionary advisory services for a fee. Risks applicable to any portfolio are those associated with its underlying securities. For more information, please see the Disclosure Brochure (Form ADV Part 2A) http://www.tdameritrade.com/forms/TDA4855.pdf

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

In millions, except per share amounts

(Unaudited)

	Quarter Ended
	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018
Revenues:
Asset-based revenues:
Bank deposit account fees	$454	$437	$428
Net interest revenue	359	413	376
Investment product fees	145	155	143

Total asset-based revenues	958	1,005	947
Transaction-based revenues:
Transaction fees and commissions	305	502	537
Other revenues	28	51	32

Net revenues	1,291	1,558	1,516

Operating expenses:
Employee compensation and benefits	331	341	317
Clearing and execution costs	50	48	49
Communications	38	36	42
Occupancy and equipment costs	65	67	68
Depreciation and amortization	42	39	35
Amortization of acquired intangible assets	30	32	31
Professional services	97	75	74
Advertising	80	85	58
Other	37	55	46

Total operating expenses	770	778	720

Operating income	521	780	796

Other expense (income):
Interest on borrowings	32	37	32
Other expense (income), net	(2)	2	(14)

Total other expense, net	30	39	18

Pre-tax income	491	741	778
Provision for income taxes	112	190	174

Net income	$379	$551	$604

Earnings per share - basic	$0.70	$1.01	$1.07
Earnings per share - diluted	$0.70	$1.00	$1.07

Weighted average shares outstanding - basic	541	547	562
Weighted average shares outstanding - diluted	543	549	564

Dividends declared per share	$0.31	$0.30	$0.30

TD AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In millions

(Unaudited)

	Dec. 31, 2019	Sept. 30, 2019
Assets:
Cash and cash equivalents	$2,551	$2,852
Segregated cash and investments	8,536	8,684
Broker/dealer receivables	1,728	2,439
Client receivables, net	21,187	20,618
Investments available-for-sale, at fair value	1,636	1,668
Goodwill and intangible assets	5,401	5,431
Other	2,442	2,094

Total assets	$43,481	$43,786

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$2,482	$3,308
Client payables	27,351	27,067
Long-term debt	3,555	3,594
Other	1,346	1,117

Total liabilities	34,734	35,086
Stockholders’ equity	8,747	8,700

Total liabilities and stockholders’ equity	$43,481	$43,786

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended
	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018
Key Metrics:
Net new assets (in billions)	$28.7	$22.0	$31.8
Net new asset growth rate (annualized)	9%	7%	10%
Average client trades per day	1,028,239	837,009	927,849
Profitability Metrics:
Operating margin	40.4%	50.1%	52.5%
Pre-tax margin	38.0%	47.6%	51.3%
Return on average stockholders’ equity (annualized)	17.4%	25.6%	29.5%
Net profit margin	29.4%	35.4%	39.8%
EBITDA(1) as a percentage of net revenues	46.1%	54.5%	57.8%
Liquidity Metrics:
Interest on borrowings (in millions)	$32	$37	$32
Interest coverage ratio (EBITDA(1)/interest on borrowings)	18.6	22.9	27.4
Cash and cash equivalents (in billions)	$2.6	$2.9	$5.1
Liquid assets (1) (in billions)	$2.8	$2.9	$2.6
Transaction-Based Revenue Metrics:
Total trades (in millions)	64.8	53.2	57.5
Average commissions per trade	$2.61	$7.04	$7.09
Trading days	63.0	63.5	62.0
Order routing revenue (in millions)	$135	$128	$129
Spread-Based Asset Metrics:
Average bank deposit account balances (in billions)	$115.9	$111.5	$114.3
Average interest-earning assets (in billions)	35.9	35.3	30.0

Average spread-based balances (in billions)	$151.8	$146.8	$144.3

Bank deposit account fee revenue (in millions)	$454	$437	$428
Net interest revenue (in millions)	359	413	376

Spread-based revenue (in millions)	$813	$850	$804

Avg. annualized yield - bank deposit account fees	1.53%	1.54%	1.47%
Avg. annualized yield - interest-earning assets	3.91%	4.58%	4.90%
Net interest margin (NIM)	2.10%	2.27%	2.18%

(1)	See attached reconciliation of non-GAAP financial measures.

NOTE: See Glossary of Terms on the Company’s website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended
	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	11,971,000	11,876,000	11,514,000
Funded accounts (end of period)	12,109,000	11,971,000	11,630,000
Percentage change during period	1%	1%	1%
Client assets (beginning of period, in billions)	$1,327.7	$1,306.6	$1,297.5
Client assets (end of period, in billions)	$1,430.2	$1,327.7	$1,161.6
Percentage change during period	8%	2%	(10%)
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$8.5	$7.6	$2.9
Average annualized yield	1.77%	2.10%	2.01%

Interest revenue (in millions)	$39	$41	$15

Client margin balances:
Average balance (in billions)	$20.4	$20.4	$22.1
Average annualized yield	4.37%	4.98%	5.10%

Interest revenue (in millions)	$228	$259	$289

Securities borrowing/lending:
Average securities borrowing balance (in billions)	$1.8	$1.7	$0.6
Average securities lending balance (in billions)	$2.7	$3.3	$2.7

Net interest revenue - securities borrowing/lending (in millions)	$76	$91	$54

Other cash and interest-earning investments:
Average balance (in billions)	$5.2	$5.6	$4.4
Average annualized yield	1.64%	1.88%	1.83%

Interest revenue - net (in millions)	$22	$27	$20

Client credit balances:
Average balance (in billions)	$20.8	$19.6	$19.3
Average annualized cost	0.11%	0.09%	0.04%

Interest expense (in millions)	($6)	($5)	($2)

Average interest-earning assets (in billions)	$35.9	$35.3	$30.0
Average annualized yield	3.91%	4.58%	4.90%

Net interest revenue (in millions)	$359	$413	$376

Investment Product Fee Revenue:
Fee-based investment balances:
Average balance (in billions)	$179.5	$267.1	$263.6
Average annualized yield	0.32%	0.23%	0.21%

Investment product fee revenue (in millions)	$145	$155	$143

NOTE: See Glossary of Terms on the Company’s website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Dollars in millions, except per share amounts

(Unaudited)

	Quarter Ended
	Dec. 31, 2019		Sept. 30, 2019		Dec. 31, 2018
Non-GAAP Net Income and Non-GAAP Diluted EPS (1)	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income and diluted EPS (GAAP)	$379	$0.70	$551	$1.00	$604	$1.07
Non-GAAP adjustment:
Amortization of acquired intangible assets	30	0.06	32	0.06	31	0.05
Income tax effect of above adjustment	(8)	(0.02)	(8)	(0.01)	(8)	(0.01)

Non-GAAP net income and non-GAAP diluted EPS	$401	$0.74	$575	$1.05	$627	$1.11

	Quarter Ended
	Dec. 31, 2019		Sept. 30, 2019		Dec. 31, 2018
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (2)
Net income (GAAP)	$379	29.4%	$551	35.4%	$604	39.8%
Add:
Depreciation and amortization	42	3.3%	39	2.5%	35	2.3%
Amortization of acquired intangible assets	30	2.3%	32	2.1%	31	2.0%
Interest on borrowings	32	2.5%	37	2.4%	32	2.1%
Provision for income taxes	112	8.7%	190	12.2%	174	11.5%

EBITDA (non-GAAP)	$595	46.1%	$849	54.5%	$876	57.8%

	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2019	2019	2019	2019	2018
Liquid Assets (3)
Cash and cash equivalents (GAAP)	$2,551	$2,852	$2,953	$2,674	$5,117
Less: Non-corporate cash and cash equivalents	(2,257)	(2,478)	(2,004)	(2,020)	(4,247)

Corporate cash and cash equivalents	294	374	949	654	870
Corporate investments	1,636	1,668	1,129	894	884
Excess regulatory net capital over management targets	891	859	689	1,061	862

Liquid assets (non-GAAP)	$2,821	$2,901	$2,767	$2,609	$2,616

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)

Non-GAAP net income and non-GAAP diluted earnings per share (EPS) are non-GAAP financial measures as defined by SEC Regulation G. We define non-GAAP net income as net income adjusted to remove the after-tax effect of: (1) amortization of acquired intangible assets and (2) acquisition-related expenses associated with the Company’s business acquisitions. We consider non-GAAP net income and non-GAAP diluted EPS as important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of our underlying business performance. Acquisition-related expenses are excluded as these costs are not representative of the costs of running the Company’s on-going business. Non-GAAP net income and non-GAAP diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net income and GAAP diluted EPS.

(2)

EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA to be an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(3)

Liquid assets is considered a non-GAAP financial measure as defined by SEC Regulation G. Liquid assets represents available capital, including any capital from our regulated subsidiaries in excess of established management operational targets. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets, rather than simply including regulated subsidiaries’ cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

Liquid assets may be utilized for general corporate purposes and is defined as the sum of (1) corporate cash and cash equivalents, (2) corporate investments, less securities sold under agreements to repurchase and (3) our regulated subsidiaries’ net capital in excess of minimum operational targets established by management. Corporate cash and cash equivalents includes cash and cash equivalents from our investment advisory subsidiaries. Liquid assets is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require.